Exhibit 99.1
SUMMARY OF SEGMENT REPORTING CHANGES
In the fourth quarter of 2021, we changed our segment reporting as a result of operational changes in support of the ongoing efforts to globally integrate the Levi's Brands business, which includes Levi's®, Signature by Levi Strauss & Co.™ and Denizen® brands, and separate the Dockers® business. The Levi's business is defined geographically in three operating segments: Americas, Europe and Asia. The Dockers® business, which is managed separately, will no longer be reported in the three geographical regions of Americas, Europe and Asia.
Therefore, there are three reportable segments: Americas, Europe, and Asia, collectively comprising the Levi's Brands business, and Other Brands, which includes Dockers® and the newly acquired Beyond Yoga® business, which do not meet the quantitative thresholds for reportable segments and therefore are aggregated under the caption of Other Brands. While this reporting change did not impact consolidated results, the table below presents the results of the new segment reporting for the first, second, third quarters of 2021 and the first, second, third and fourth quarters of 2020 and 2019. Annual periods will be recast in the 2021 10-K, while the 2021 interim periods will be recast when presented as comparable periods in the 2022 10-Q filings.

Year Ended November 28, 2021	First Quarter	Second Quarter	Third Quarter

	(Dollars in thousands) (Unaudited)
Net revenues:
Levi's Brands:
Americas	$606,121	$661,435	$782,333
Europe	416,717	354,886	479,114
Asia	232,916	191,789	162,178
Total Levi's Brands net revenues	1,255,754	1,208,110	1,423,625
Other Brands	49,847	67,861	73,958
Total net revenues	$1,305,601	$1,275,971	$1,497,583

Operating income:
Levi's Brands:
Americas	$128,650	$147,542	$197,999
Europe	110,587	59,387	138,684
Asia	29,244	6,255	(16,410)
Total Levi's Brands operating income	268,481	213,184	320,273
Other Brands(1)	943	2,430	5,029
Restructuring charges, net	—	(15,515)	3,615
Corporate expenses	(92,301)	(93,644)	(112,607)
Total operating income	$177,123	$106,455	$216,310
_____________
(1)Includes allocation of corporate expenses that had not previously been allocated to our segments as Dockers is now measured as a stand-alone business.

Year Ended November 29, 2020	First Quarter	Second Quarter	Third Quarter	Fourth Quarter

	(Dollars in thousands) (Unaudited)
Net revenues:
Levi's Brands:
Americas	$684,811	$259,872	$524,198	$719,018
Europe	495,241	126,844	377,800	391,879
Asia	243,748	85,228	121,294	213,121
Total Levi's Brands net revenues	1,423,800	471,944	1,023,292	1,324,018
Other Brands	82,326	25,598	39,793	61,838
Total net revenues	$1,506,126	$497,542	$1,063,085	$1,385,856

Operating income (loss):
Levi's Brands:
Americas	$113,574	$(38,622)	$94,350	$149,436
Europe	131,452	(64,791)	87,396	53,809
Asia	32,532	(28,466)	(22,829)	(2,629)
Total Levi's Brands operating income	277,558	(131,879)	158,917	200,616
Other Brands(1)	8,384	(5,703)	(7,702)	1,683
Restructuring charges, net	—	(67,371)	(1,071)	(21,973)
Corporate expenses	(107,160)	(243,291)	(57,819)	(88,308)
Total operating income (loss)	$178,782	$(448,244)	$92,325	$92,018
_____________
(1)Includes allocation of corporate expenses that had not previously been allocated to our segments as Dockers is now measured as a stand-alone business.

Year Ended November 24, 2019	First Quarter	Second Quarter	Third Quarter	Fourth Quarter

	(Dollars in thousands) (Unaudited)
Net revenues:
Levi's Brands:
Americas	$652,571	$620,122	$701,815	$796,575
Europe	448,284	384,881	445,668	428,636
Asia	249,543	218,394	210,485	247,698
Total Levi's Brands net revenues	1,350,398	1,223,397	1,357,968	1,472,909
Other Brands	84,060	89,543	89,113	95,699
Total net revenues	$1,434,458	$1,312,940	$1,447,081	$1,568,608

Operating income:
Levi's Brands:
Americas	$112,788	$102,979	$144,519	$159,400
Europe	119,503	60,037	99,857	70,670
Asia	43,378	17,380	17,934	8,798
Total Levi's Brands operating income	275,669	180,396	262,310	238,868
Other Brands(1)	7,929	(8,237)	4,728	2,752
Corporate expenses	(82,686)	(109,261)	(95,820)	(109,973)
Total operating income	$200,912	$62,898	$171,218	$131,647
_____________
(1)Includes allocation of corporate expenses that had not previously been allocated to our segments as Dockers is now measured as a stand-alone business.